CONTACT:	JOSEPH MACNOW
(201) 587-1000

Exhibit 99.1

210 Route 4 East
Paramus, NJ, 07652

FOR IMMEDIATE RELEASE — September 27, 2007

Vornado Announces New Board Member

PARAMUS, NEW JERSEY,..….Vornado Realty Trust (NYSE:VNO) announced today that its Board of Trustees has increased the size of Vornado’s Board of Trustees to 11 members and appointed Ms. Candace K. Beinecke, a new independent member, to the vacancy with an initial term expiring in 2010.

Ms. Beinecke has been the Chairperson of the law firm of Hughes Hubbard & Reed LLP since 1999.  She is also a practicing partner in Hughes Hubbard’s Corporate Department.  Ms. Beinecke also serves as Chairperson of Arnhold & S. Bleichroeder Advisors LLC’s First Eagle Funds, Inc., (public mutual funds); and as a member of the Boards of ALSTOM, (the French transport and power company); Rockefeller Financial Services, Inc. and Rockefeller & Co., Inc. She is a Director, Vice Chair and Executive Committee member of the Partnership for New York City, a director of the Fund for New York’s Future, Inc., and a member of the Board of Advisors, Yale Law School Center for the Study of Corporate Law.

Vornado Realty Trust is a fully-integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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